Calculation of Filing Fee Tables
S-8
BALL Corp
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock (without par value)	457(a)	15,000,000	$ 60.93	$ 913,950,000.00	0.0001381	$ 126,216.49
Total Offering Amounts:						$ 913,950,000.00		$ 126,216.49
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 126,216.49
Offering Note
[1]	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933 based upon the average of high and low reported sales prices of the Registrant's Common Stock, without par value, as reported by the New York Stock Exchange Composite Transactions Tape on April 29, 2026. The registration fee has been calculated pursuant to Section 6(b) of the Securities Act.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources